SHARE CERTIFICATE
OF
Nobao Renewable Energy Holdings Limited
INCORPORATED IN THE CAYMAN ISLANDS
Authorised Capital : US$50,000.00 divided into 500,000,000 Ordinary shares par value of US$0.0001 each
THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULE AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE	DATE OF
SHAREHOLDER	Ordinary shares	FROM	TO	NUMBER	ISSUE

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR	DIRECTOR / SECRETARY
NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE